SECOND AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF AIRCRAFT LEASING ASSOCIATES, L.P.

               THIS Second Amended and Restated Certificate of Limited Partnership of Aircraft Leasing Associates, L.P. (the "Partnership"), dated November 30, 1993, has been duly executed and is being filed by the undersigned, being the sole general partner, in accordance with the provisions of 6 Del. C. Section 17-210, to amend and restate the Amended and Restated Certificate of Limited Partnership, which was filed on November 23, 1993 with the Secretary of State of the State of Delaware (the "Amended and Restated Certificate"). The original Certificate of Limited Partnership of the Partnership was filed on November 19, 1993 with the Secretary of State of the State of Delaware, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.).

               The Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

               1.      Name. The name of the limited partnership is Aircraft Leasing Associates, L.P.

               2.      Registered Office. The registered office of the Partnership in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

               3.      Registered Agent. The name and address of the registered agent of the Partnership for service of process in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

               4.      General Partner. The name and business address of the sole general partner of the Partnership are as follows:

TIFD II INC. 3720 Howard Hughes Parkway Suite 170 Las Vegas, Nevada 89109
IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Limited Partnership as of the date first-above written.
TIFD II INC. BY: /s/ Eric M. Dull Name: Eric M. Dull Title: VP